MACRO MARKETS



U.S. Housing

21st Century Alternatives
for
Investment and Risk Management

Table of Contents

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The content and any and all intellectual property rights herein are and shall remain at all times the property of MacroMarkets LLC or its licensors or suppliers. The S&P/Case-Shiller Home Price Indices are licensed by Standard & Poor's. The Case-Shiller® Indexes are a product of Fiserv, Inc. MacroShares is an applied-for trademark of MacroMarkets LLC. All other trademarks, service marks or registered trademarks are the property of their respective owners. "Standard & Poor's®" and "S&P®" are registered trademarks of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by MacroMarkets LLC. CSW®, Case-Shiller®, CS™, Fiserv®, and Case Shiller Indexes® are trademarks of Fiserv Fulfillment Services Inc. (f/k/a Fiserv CSW, Inc.) and have been licensed for use by Standard & Poor's. Neither MacroShares nor any other financial product mentioned herein (the "Products") are sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fiserv, or any of their third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any S&P/Case-Shiller Home Price Index to track performance of the residential real estate and housing markets. S&P's and its third party licensors' only relationship to MacroMarkets is the licensing of certain trademarks and trade names of S&P and the third party licensors and of certain S&P/CS Indices, which are determined, composed and calculated by S&P or its third party licensors without regard to MacroMarkets or the Products. S&P and its third party licensors have no obligation to take the needs of its licensees or the owners of the Products into consideration in determining, composing or calculating any S&P/CS Index. Neither S&P nor its third party licensors is responsible for and none has participated in determining the pricing, quantities or timing of any issuance or sale of any Products by MacroMarkets or the assessment or method of settlement calculation therefor. S&P has no obligation or liability in connection with the administration, marketing or trading of the Products.

WITHOUT LIMITING THE FOREGOING, NONE OF MACROMARKETS LLC, ITS AFFILIATES, S&P, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY S&P/CASE-SHILLER HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS RELATED THERETO. IN ADDITION, S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO ANY S&P/CS INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT WHATSOEVER SHALL MACROMARKETS, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. IN ADDITION, NEITHER MACROMARKETS LLC NOR ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS, SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE DISSEMINATION OF ANY CONTENT, INCLUDING ANY S&P/CS INDEX.

For more information, please call 1-888-Macros1 x500 (888-622-7671 x500)

U.S. Housing as an Asset Class

A Major Asset Class

Huge Scale: $21.8 trillion[1]

- ~25% larger than US-listed equities; ~3-4x larger than US commercial property

Widely-held exposure

- Individuals
- Institutions

"Multiplier effect" of Value Changes

- **Powerful wealth effects**
  - Home equity comprises ~2/3rds of typical owners' net worth
  - Value impacts consumer confidence and spending behavior
- **Impact on other markets & asset classes** (e.g., credit, equity and commodity markets)

[1] Source: Q2 2008 Federal Flow of Funds Balance Sheet

A Major Asset Class

Yet…

Housing markets remain highly inefficient, incomplete

- Generally, prices are established by non-professionals (i.e., homeowners)
- Periods of speculative behavior exacerbate momentum
- Transactions touch concentrations of net worth and emotion
  - "Sticky-downward" prices
- Incomplete information
- Very high transaction costs
- Illiquid; significant elapsed time to complete transactions

Direct investment limited to buying/selling individual houses.

"Brick & mortar" exposure entails:

- **Significant transaction friction**
  - 5-6% real estate broker commission
  - 1-3%[1] other closing costs
  - Abundant paperwork, processes and emotional involvement
- **Large carrying costs**
  - Mortgage interest
  - Property taxes, insurance, and maintenance
  - Property management
- **Very limited liquidity and no efficient means to hedge**
- **Difficulty in achieving portfolio scale and diversification**

[1] Source: Bankrate, Inc. 2006 Closing Costs Survey

Relative Performance: Domestic

Click here
for interactive charting


1200
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0
Housing S&P/Case-Shiller Comp-10
Commodities GSCI TR
Bonds GFD US Gov't 10Y
Stocks S&P 500
REITs EPRA/NAREIT US
1987
1990
1993
1996
1999
2002
2005
2008

Re-based Indices (1/1987 = 100)

Correlation to U.S. Home Prices

(year-over-year returns, since 1/1987)

Commodities	Bonds	Stocks	REITs
0.07	- 0.24	- 0.11	0.22

Relative Performance: International


Housing S&P/Case-Shiller Comp-10
Commodities GSCI TR
Bonds GFD Global Gov't 10Y ex-US
Stocks MSCI EAFE TR
REITs EPRA/NAREIT Global ex-US
All indices denominated in USD
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Re-based Indices (1/1990 = 100)

Correlation to U.S. Home Prices

(year-over-year returns, since 1/1990*)

Commodities	Bonds	Stocks	REITs
0.08	- 0.30	0.02	0.24

*Maximum data history available for the international data displayed

The quest for more efficient/complete markets continues

Investor rationale

- Housing returns have had low or negative correlations vs. other asset classes
- Diversification benefits; very attractive risk-adjusted returns are possible
- Far greater liquidity, much lower transaction costs vs. "brick & mortar"

Hedger rationale

- Need to protect the value of a large asset that cannot be sold short
- Efficient and cost effective execution is possible
- Basis risk of index-based property hedges is manageable

Index	as of July 2008	Relative Performance Since 1987			
		Correlation	Return	Volatility	Sharpe[1]
S&P/Case-Shiller Comp-10	U.S. Housing	1.00	184.08%	0.81%	0.67
GFD US 10Y Govt	Bonds	-0.24	370.37%	2.07%	1.11
GSCI	Commodities	0.07	1015.39%	4.54%	0.55
EPRA/NAREIT U.S.	REITs	0.22	26.50%	3.87%	0.18
S&P 500	Stocks	-0.11	375.34%	3.43%	0.59

[1] Sharpe ratio calculated by taking the excess average, rolling 12M returns above/below the risk-free rate, and dividing by volatility of the rolling 12M returns.

Surrogates for home price performance exist –

…but introduce significant basis risk. Not *"pure plays"*.

Surrogate	Benefits	Limitations
Mortgage-Backed Securities	▪ Deep market ▪ High yields possible	▪ Not a pure play ▪ Credit products; returns affected by defaults and prepayments ▪ Relatively limited direct access and liquidity
Housing-Related Equities *(i.e., Home Builders, home improvement chains, mortgage lenders)*	▪ Simple ▪ Exchange market access & liquidity ▪ Transparent	▪ Not a pure play ▪ Subject to business/operational risks ▪ Shorts face unlimited downside ▪ Can be difficult to borrow
REITs	▪ Simple ▪ Exchange market access & liquidity	▪ Not a pure play ▪ Typically commercial real estate exposure ▪ Shorts face unlimited downside ▪ Can be difficult to borrow
ABX *(Asset-Backed Security default swaps)*	▪ Hedge subprime MBS exposure ▪ Speculate on subprime MBS performance	▪ Not a pure play ▪ Limited to professionals; complicated ▪ Counterparty risk ▪ Stigmatized market, evaporating liquidity ▪ Opaque market
CDS *(Corporate/Sector credit default swaps)*	▪ Relatively simple ▪ Hedge or speculate on housing-centric single-names or related sector	▪ Not a pure play ▪ Limited to professionals; credit product ▪ Counterparty risk ▪ Variable liquidity ▪ Opaque market

Home price derivatives have emerged –

…but these "pure plays" have their own limitations.

Derivative	Benefits	Limitations
CME Futures & Options	▪ Pure play on home prices ▪ Liquid relative to physical assets ▪ Transparent ▪ Relatively simple ▪ Readily accessible ▪ Sponsored by world's largest exchange ▪ Exchange clearing eliminates counterparty risk ▪ Time-tested/trustworthy settlement index	▪ Absence of cash market has stalled entry of well-capitalized, dedicated market makers ▪ Wide bid/ask spreads persist in longer-dated contracts ▪ Some institutions are prohibited from participating in futures markets ▪ Futures and options are suitable for minority of individual investors
OTC Home Price Index Swaps & Forwards	▪ Pure play on home prices ▪ Liquid relative to physical assets ▪ Relatively large trades can be facilitated ▪ Daily price fixings are available	▪ Relatively opaque ▪ Dealer-dominated market largely relegated to institutions ▪ Liquidity vulnerable to adverse credit market conditions ▪ Counterparty risk ▪ ISDA transaction documentation deemed burdensome by some ▪ Some institutions are prohibited from participating in OTC/swaps markets

Measuring U.S. Home Price Changes:
S&P/Case-Shiller Home Price Indices

Overview



STANDARD &POOR'S

S&P/Case-Shiller Home Price Indices

EXCHANGE-TRADED PRODUCTS:

FUTURES
CME Housing Futures

OPTIONS
CME Housing Options

Standard & Poor's does not sponsor, endorse, sell or promote any S&P index-based investment product.

About the Indices

The S&P/Case-Shiller[1] Home Price Indices are designed to measure the growth in value of residential real estate in various regions across the United States. This index family includes 23 indices - 20 metropolitan regional indices, two composite indices and a national index.

The metropolitan regional indices are combined to form two composite indices – one comprising 10 of the metro areas, the other comprising all 20 – to serve as measurable monthly benchmarks of the national residential real estate market. The S&P/Case-Shiller U.S. National Home Price Index is a broader composite of single-family home price indices for the nine U.S. Census divisions and is calculated quarterly.

price is matched to the home's first sale price. These two data points are called a "sale pair." The difference in the sale pair is measured and recorded. All the sales pairs in a region are then aggregated into one index. Sales pairs are carefully screened for any data points that would distort the index. These factors include foreclosures, non-arms length transactions (sales between family members) and suspected data errors where the order of magnitude of the change is substantially different from other sales pairs in the region.

WEIGHTING OF SALES PAIRS

Index Construction

REPEAT SALES PRICING

Click here
for the Fact Sheet

Currently, S&P publishes single-family home price indices for 20 individual metropolitan markets, 3 price tier segments for each of 17 metro markets, 2 metro-area composites, and the (quarterly) U.S. National market.

- ✓ **The most authoritative measures of U.S. home prices**
- ✓ **In production for more than 17 years**
- ✓ **More than 20 years of historical data freely-available**
- ✓ **Trustworthy index oversight & governance**
- ✓ **Widely-anticipated data updates released on a predictable schedule**
- ✓ **2006 Sharpe Award: *"Most Innovative Benchmark Index"***
- ✓ **Settlement device for derivative real estate products**

The S&P/Case-Shiller Home Price Indices are updated monthly*

Period Measured	Sep Oct Nov	Oct Nov Dec	Nov Dec Jan	Dec Jan Feb	Jan Feb Mar	Feb Mar Apr	Mar Apr May	Apr May Jun	May Jun Jul	Jun Jul Aug	Jul Aug Sep	Aug Sep Oct
Release Date	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Last Tuesday of the month, 9 a.m. New York time

***The S&P/Case-Shiller U.S. National Home Price Index is released on a quarterly basis** (Feb/May/Aug/Nov)

Time-tested, transparent, and trustworthy

The S&P/Case-Shiller Home Price Index methodology is time-tested and transparent. The documentation and governance of these indices are managed by a highly experienced and trustworthy committee of experts assembled and managed by Standard & Poor's.


STANDARD
&POOR'S
S&P/CASE-SHILLER®
HOME PRICE INDICES
INDEX METHODOLOGY

Click here
for the Index Methodology document

- **Repeat-sales methodology** (pioneered by Case & Shiller)
  - Single-family detached homes
  - Each property must be sold at least twice
  - No appraisal or broker listing price data
  - Value-weighted
- **Calculated by Fiserv Inc.** (a Fortune 500 company)
  - Producer of thousands of home price indices since 1991
  - Not limited to conventional/conforming transaction data
  - Existing, single-family properties; new homes not included
    - ✓ Economic conditions can affect homebuilder vs. individual homeowner selling incentives differently
  - Over 20 years of historical data for most markets

Repeat Sales Methodology: A Primer

- **123 Main Street sells for $150k in 1994, and for $250k in 2000** (Sale pair # 1)


Sale Price in Thousands $
300
250
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150
100
1994
1995
1996
1997
1998
1999
2000
2001
2002
123 Main Street, Sampletown

The slope of the yellow line is one indicator of (positive) home price change in Sampletown between the years 1994 and 2000.

Repeat Sales Methodology: A Primer (cont'd)

- **456 Prospect St. sells for $150k in 1994, and for $200k in 2002** (Sale pair # 2)


Sale Price in Thousands $
300
250
200
150
100
1994
1995
1996
1997
1998
1999
2000
2001
2002
123 Main Street, Sampletown
456 Prospect Street, Sampletown

The slope of the **red line** is another indicator of (positive) home price change in Sampletown – between the years 1994 and 2002.

Repeat Sales Methodology: A Primer (cont'd)

- **In combination, sale pairs 1 and 2 imply depreciation after the year 2000**


Sale Price in Thousands $
300
250
200
150
100
1994
1995
1996
1997
1998
1999
2000
2001
2002
123 Main Street, Sampletown
456 Prospect Street, Sampletown

The slope of the **dashed black arrow** is one indicator of (negative) home price change in Sampletown - between the years 2000 and 2002.

Repeat Sales Methodology: A Primer (cont'd)

- **A representative sample of sale pair observations from a geographic market can be combined to create a reliable repeat-sales index**


Index Level
150
100
50
0
1994
1995
1996
1997
1998
1999
2000
2001
2002
The % difference between index levels at intervals along the curve represents home price appreciation (or depreciation)

A **repeat sales index** reflects the price path of typical properties that comprise the geographic market area measured by the index

Reliable & Authoritative

The S&P/Case-Shiller Home Price Indices are closely-monitored market bellwethers and economic indicators. They employ the repeat-sales method - the most reliable approach to measuring home value changes.

THE WALL STREET JOURNAL.

TODAY'S AGENDA

Consumer Confidence Seen Higher in July

The July consumer-confidence index is expected to rise modestly, reflecting an uptick in consumers' outlook on a recent fall in oil prices, though market worries and a weak labor market remain concerns. **Conference Board, 10 a.m. EDT.**


CONSUMER CONFIDENCE
50.4%
51.0%
June
July
(exp.)

Firms Post Earnings; Home-Price Index Due

A slew of companies reporting earnings include **Colgate-Palmolive, Northrop Grumman, U.S. Steel, Coach, Pilgrim's Pride, MetLife, Electronic Arts and Viacom.**

The S&P/Case Shiller Home Price Index for May might bring more bad news for the housing market. **9 a.m. EDT.**

The McGraw-Hill Companies

STANDARD &POOR'S

Press Release

Continued Record Home Price Declines According to the S&P/Case-Shiller Home Price Indices

New York, September 30, 2008 – Data through July 2008, released today by Standard & Poor's for its S&P/Case-Shiller[1] Home Price Indices, the leading measure of U.S. home prices, shows continued record declines and a continuation in the trend of double digit declines across many cities in the prices of existing single family homes across the United States.


S&P/Case-Shiller Home Price Indices
10-City Composite
20-City Composite
Source: Standard & Poor's & Fiserv

The chart above depicts the annual returns of the 10-City Composite and the 20-City Composite Home Price Indices. The indices reached new record annual declines of 17.5% and 16.3%, respectively. The 10-City level marked its 10th consecutive monthly report of a record decline, beginning with data reported for October 2007. As depicted on the chart above, during the 1990-92 cycle the record low was -6.3%. While the annual returns of the two indices continue to reach record lows, the pace of the decline has slowed, particularly over the last three months. For the three months of May thru July, home prices cumulatively fell about 2.2%; whereas for the three months of February thru April, and November 2007 thru January, the cumulative rates of decline were closer to 6.0-6.5%.

[1] Case-Shiller® and Case-Shiller Indexes® are registered trademarks of Fiserv, Inc.

Market-Moving

Updates to **The S&P/Case-Shiller Home Price Indices** are published at 9am EST on the last Tuesday of each month, and are reported by prominent, global media.



THE WALL STREET JOURNAL.

What's Ahead–

People & Events to Watch in the Coming Week

MONDAY, APRIL 23

■ **Medicare trustees'** annual report will be watched to see if it triggers a requirement that spending be reined in.

■ **Novartis, Amgen** and Boston-Scientific report earnings.

TUESDAY, APRIL 24

■ **Existing-home sales** for March and the S&P/Case-Shiller price index may indicate whether housing demand has improved.

■ **Consumer confidence**, as measured by the Conference Board, is pegged to slip slightly for April.

■ **BP, AT&T, Amazon** and Coach report earnings.

WEDNESDAY, APRIL 25

■ **Sales of new homes** may show stirring of spring activity—or so builders hope. Inventories have remained stubbornly bloated.

■ **Orders for durable goods**, a gauge of business investment, are forecast to rise a bit for March, driven by aircraft.

■ **Apple, Boeing,** UAL, UPS and PepsiCo post results.

■ **Fed releases its "beige book"** on regional economic activity.

THURSDAY, APRIL 26

■ **Exxon, Ford, Microsoft** and Countrywide Financial will announce quarterly results.

FRIDAY, APRIL 27

■ **First-quarter GDP** growth is forecast to show a slowdown from the fourth-quarter's 2.5% annual rate, to about 1.9%.

■ **The employment cost index** will be monitored amid the inflationary threat of rising wages.

Recent sample of excerpts from prominent financial media:

"Hovnanian Enterprises Inc. led homebuilders to their lowest level since January after the S&P/Case-Shiller home-price index slid 15.3 percent from a year ... "
Bloomberg News, June 24, 2008

"The S&P/Case-Shiller national index, the best gauge of American house prices."
The Economist, September 13,2007

"Two other increasingly significant indicators on the housing market will be released: The S&P/Case-Shiller home price index on Tuesday and the quarterly Census Bureau data on vacancies on Friday."
MarketWatch, April 22, 2007

"Next week's economic calendar is fairly busy, with the S&P Case-Shiller Home Price Index, consumer confidence, durable goods orders, new home sales, employment cost index, and the Fed's Beige Book."
Business Week, April 20, 2007

"Asian stocks dropped for a second day, led by companies that sell to the U.S. after consumer confidence and home prices declined in the region's largest export market."
Bloomberg News, March 28, 2007

"Stocks stumbled following Lennar's weak earnings report and declines in a key home-price index... "
Wall Street Journal Online, March 27, 2007

Freely-available data

Over 20 years of historical S&P/CSI data is freely-available from a variety of websites, including those hosted by Standard & Poor's, MacroMarkets LLC and CME Group.


cme
CME GROUP ACQUIRES CMA
STANDARD & POOR'S
Update: S&P's Progress Report on Its Actions to Strengthen Ratings Process
MACRO MARKETS
U.S. HOUSING
U.S. National Index

Click on a web page image to access a site

Freely-available data (cont'd)

- Bloomberg
- Bridge
- CME
- CQG
- DTN
- E-Signal
- FactSet
- FutureSource
- Hyperfeed
- Reuters
- Thomson
- TrackData
- Trade Station

S&P/CSI data is also disseminated globally, in real time, by a wide variety of financial news services and quote vendors.


DES
Index DES
S&P/Case-Shiller Composite-10 Home Price Index
Current Headlines
Graph Type
Ticker SPCS10 Index
Units Price
Quoted Report Selections
Frequency Monthly
Update Status Subject to one-quarter lag
Country UNITED STATES
Last Update 03/31/08
Source Case-Shiller
History Close
Begins 01/01/87 Monthly
BN 5/27 U.S. Economy: Confidence Falls as Hom
BN 5/27 U.S. Economy: Confidence Falls as Hom
BN 5/27 Case Says Foreclosure Auctions May Ha
BN 5/27 Lonski Says Home Price Drop Preventing
BN 5/27 Case Says More Foreclosure Auctions M
BN 5/27 S&P/Case-Shiller U.S. Home-Price Index
BN 5/27 S&P/Case-Shiller U.S. Home-Price Index

S&P/Case-Shiller Home Price Indices: Composite-10 Constitutent Index Tickers

		Boston	Chicago	Denver	Las Vegas	Los Angeles	Miami	New York	San Diego	San Fran	Wash DC	Composite-10
Bloomberg	Cash Index	SPCSBOS	SPCSCHI	SPCSDEN	SPCSLV	SPCSLA	SPCSMIA	SPCSNY	SPCSSD	SPCSSF	SPSCDC	SPCS10
	Futures/Options	CDA index	CYA index	CXA index	CYA index	DLA index	DGA index	DXA index	DZA index	EFA index	EJA index	CGA index
CQG Inc.	Cash Index	CBOX	CCHX	CDNX	CLVX	CLXX	XMIX	CNYX	CSNX	CSFX	CVDX	CCSX
	Futures/Options	CBOS	CCHI	CDEN	CLAY	CLAX	CMIA	CNYM	CSDG	CSFR	CVDC	CCUS
Data Transmission Network	Cash Index	BOX.X	CHX.X	DNX.X	LVX.X	LXX.X	MIX.X	NYM.X	SDX.X	SSF.X	VDX.X	CSX.X
	Futures/Options	@BOS	@CHI	@DEN	@LAY	@LAX	@MIA	@NYM	@SDG	@SFR	@VDC	@CUS
E-Signal	Cash Index	BOX A0	CHX A0	DNX A0	LVX A0	LXX A0	MIX A0	NYX A0	SDX A0	SFX A0	VDX A0	CSX A0
	Futures/Options	BOS mq	CHI mq	DEN mq	LAY mq	LAX mq	MIA mq	NYM mq	SDG mq	SFR mq	VDC mq	CUS mq
Futuresource	Cash Index	BOSY	CHIY	DENY	LAVY	LXAY	MIAY	NYMY	SDGY	SFRY	VDCY	CSXY
	Futures/Options	BOS	CHI	DEN	LAY	LXA	MIA	NYM	SDG	SFR	VDC	CUS
Hyperfeed/PC Quote	Cash Index	-	-	-	-	-	-	-	-	-	-	-
	Futures/Options	BS	CH	DF	LI	FA	MI	NY	MV	SE	VL	CN
Thomson	Cash Index	BOX	CHX	DNX	LVX	LXX	MIX	NYX	SDX	SFX	VDX	CSX
	Futures/Options	BOS	CHI	DEN	LAY	LAX	MIA	NYM	SDG	SFR	VDC	CUS
Reuters	Cash Index	.SPCSBOS	.SPCSCHI	.SPCSDEN	.SPCSLV	.SPCSLA	.SPCSMIA	.SPCSNY	.SPCSSD	.SPCSSF	.SPSCDC	.SPCS10
	Futures/Options	BOS	CHI	DEN	LAS	LAX	MIA	NYM	SDG	SFR	VDC	CUS
Bridge	Cash Index	-	-	-	-	-	-	-	-	-	-	-
	Futures/Options	@BOS	@CHI	@DEN	@LAY	@LAX	@MIA	@NYM	@SDG	@SFR	@VDC	@CUS
Track Data	Cash Index	BOS'A	CHI'A	DEN'A	LAY'A	LAX'A	MIA'A	NYM'A	SDG'A	SFR'A	VDC'A	CUS'A
	Futures/Options	BOS'	CHI'	DEN'	LAY'	LAX'	MIA'	NYM'	SDG'	SFR'	VDC'	CUS'
TradeStation	Cash Index	$BOX	$CHX	$DNX	$LVX	$LXX	$MIX	$NYX	$SNX	$SFX	$VDX	$CSX
	Futures/Options	BOS/BOS.P	CHI/CHI.P	DEN/DEN.P	LAY/LAY.P	LAX/LAX.P	MIA/MIA.P	NYM/NYM.P	SDG/SDG.P	SFR/SFR.P	VDC/VDC.P	CUS/CUS.P

CME Group
A CME/Chicago Board of Trade/NYMEX Company

Home Price Futures and Options

CME Group lists futures and options contracts that cash-settle based upon selected S&P/Case-Shiller Home Price Indices.

Click here for more information


CME Alternative Investment Products
CME Housing Futures and Options
Opening Up New Opportunities
Based on the S&P/Case-Shiller Home Price Indexes

MacroShares:

An Investment & Hedging Breakthrough for the U.S. Housing Asset Class

MacroShares Major Metro Housing

Publicly-traded securities based on the S&P/Case-Shiller Composite-10 Home Price Index



Click here for the SEC registration statements


MacroShares
Major Metro Housing Down
DMM
MacroShares
Major Metro Housing
UMM

Click either image above for a Fact Sheet

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate. Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares. Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

MacroShares Major Metro Housing (cont'd)

The world's largest stock exchange company, NYSE/EuroNext, supports MacroShares Housing securities. MacroShares are designed to be the first publicly-traded securities that afford individual and institutional investors the following:

- Ability to trade home prices like a stock: ticker symbols **UMM** and **DMM**
- Express a direct, **bullish** **(UMM) or** **bearish** **(DMM)** view on future home price changes
- Security of short-term United States Treasury **collateral** backing all investor funds
- **No issuer credit risk**
- **No hidden counterparty risks**
- Capital appreciation and income potential
- 2x levered returns
- **Liquidity & Transparency**: continuous bid/offered prices throughout every trading day via NYSE/Arca
- 10-year term (early termination triggers apply)

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate. Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares. Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

Illustration


DMM
Housing
Down
SETTLEMENT CONTRACT
UMM
Housing
Up
$25
Inception
Starting Index Level = 200
Up and Down Trusts are Equally Collateralized
Leverage Factor = 2
$25
$20
Scenario 1
Index Level increases to 220 (+10%)
$5 is transferred* from the Down to the Up Trust
($25 x 10% index change x leverage factor = $5)
$30
$30
Scenario 2
Index Level decreases to 180 (-10%)
$5 is transferred* from the Up to the Down Trust
($25 x 10% index change x leverage factor = $5)
$20

*No assets are actually transferred between the trusts until a redemption, an early termination or the scheduled maturity date occurs. The $5 "transfers" within this illustration represent payment obligations of one trust to the other, as mandated by the applicable settlement contract.

[illegible]

Features

100% Liquid Collateral Mandate

- Investor funds held in secure trusts fully-collateralized with T-bills, overnight government repos, and cash
- MacroShares Trusts do not invest or speculate in corporate securities, futures or swaps contracts

Income Distribution Mandate

- Automatic quarterly payments made to shareholders whenever trust income exceeds expenses

Public, exchange-traded equity securities

- Liquid and transparent (via NYSE/Arca)
- Marginable
- Paired-unit issuance and redemption via Authorized Participants (APs) provides additional liquidity
- $25 per share par value facilitates participation by both retail and institutional housing market stakeholders

Market Price Premiums & Discounts (relative to underlying value)

- Reflect underlying value of each trust and market expectations for home prices over the remaining term of the security
- Like any other security, prices can move with the market as key economic indicators are released

2x performance (or inverse performance) of S&P/Case-Shiller Home Price Indices

- No need to buy/hold/manage property or home price derivatives

Benefits

No Credit Risk

- Unlike notes and structured products, no issuer credit risk: MacroShares trusts are fully-collateralized with T-bills, overnight government repos, and cash

No Counterparty Risk

- Unlike a swap or OTC forward contract (or certain exchange-traded products that use these instruments to gain exposure), MacroShares investments entail no counterparty risk

Price Discovery

- Price discovery: transparent pricing and implied forward home price appreciation rates
- Stimulus for development of related home price risk markets (i.e., CME Futures & Options, OTC derivatives)

Meets Pent-up Market Needs

- A huge, untapped asset class with inefficient/incomplete markets
- Institutional and retail demand facilitate effective securitization
- As a listed equity security, "turn-key" market access - no need for a futures account or ISDA agreement

Total Return

- Trust collateral generates automatic quarterly payments whenever trust income exceeds expenses

A Natural, Two-Sided Market

- Investors seeking diversification, relative value and income
- Hedgers seeking cost-efficient means to mitigate existing exposures
- IPO via open auction; NYSE market-maker provides pricing and fosters liquidity in secondary market

Opportunities

Investors:

Enhanced returns, incremental liquidity, lower transactions costs

- ✓ Achieve levered housing market returns (or inverse returns) with ease
- ✓ Add a low-correlated asset class to diversify portfolio
- ✓ Generate periodic income to supplement capital return
- ✓ Express either a bullish (UMM) or a bearish (DMM) view via a long security position
  - No need to short-sell in order to establish a bearish view: one can purchase DMM

Risk managers:

Greater efficiency and transparency

- ✓ Directly hedge home price, inflation and business cycle exposures via a listed equity instrument
- ✓ Eliminate credit and counterparty risks via a collateralized security
- ✓ Implement hedges without short-selling
- ✓ Observe updated prices via NYSE/Arca throughout the trading day

MacroShares Stakeholders & Applications

Housing Market Stakeholders

Stakeholder Group	Housing Up (UMM)	Housing Down (DMM)
Banks	•	•
Dealers	•	•
Developers, Home Builders	•	•
Endowment, Pension Funds	•	
GSEs		•
Hedge Funds	•	•
Insurance Companies	•	
Mtg Insurance Companies		•
Mtg Lenders/Originators		•
Mutual Funds	•	
REITs	•	•
Individual Investors	•	•

Applications

- **Banks**
  - Hedge existing real estate exposure
  - Diversify existing real estate exposure and/or strategy
    - ✓ Geography
    - ✓ Sector (i.e., residential vs. commercial)
    - ✓ View (i.e., bullish or bearish via long position)
- **Corporations**
  - Better manage exposure to construction, home durables & improvements sectors
- **Dealers**
  - Meet evolving client needs for long or short exposure
    - As a complimentary cash market, MacroShares should stimulate activity in home price futures, options and OTC products
  - Arbitrage and relative value trading opportunities
    - ✓ Combined market price of UMM + DMM vs. creation or redemption value
    - ✓ MacroShares vs. other instruments (e.g., REITS, Mortgages, ABX, Homebuilders)

Applications (cont'd)

- **Developers / Homebuilders**
  - Hedge existing real estate exposure
  - Diversify existing real estate exposure
  - Offer homebuyers "covered" home price protection guarantees

- **Endowments, Pension Funds, Mutual Funds, Insurance Companies**
  - Attractive risk-adjusted return profile
  - Newly accessible asset class with low correlation, portfolio diversification benefits
  - Can express either a bullish or bearish view via a long position
  - "Duration-matching" of long-term fund liabilities possible
  - Defined benefit plans indexed to wage growth; pre-housing bubble wage growth correlated to home price appreciation (1988 to 2000 correlation = 0.50)
  - Develop and underwrite home equity insurance products

Applications (cont'd)

- **Federal Government**
  - Hedge growing direct and indirect housing exposure
  - Create incremental housing market liquidity and maximize REO sale proceeds
    - e.g., package REO with (hedged) price protection to optimize investor interest
  - Cultivate development of new mortgage products that lower borrower risk or safely increase affordability
    - e.g., home price protection, shared appreciation mortgage products
- **Hedge Funds**
  - Pure play on home prices
    - No need to rely on surrogates (ABX, CDS, equities)
  - Can express either a bullish <u>or</u> bearish view via a long position
  - Levered returns
  - Marginable

Applications (cont'd)

- **Individual Investors**
  - Hedge and/or diversify existing home price exposure
  - Avoid costs, risks of brick & mortar investing:
    - Brokerage fees, property maintenance and management, interest, taxes, illiquidity, lack of diversification, etc.

- **Mortgage Lenders, Insurers & Originators**
  - Hedge existing real estate exposure
  - Diversify existing real estate exposure
  - Develop & underwrite new mortgage and insurance products
    - e.g., shared appreciation mortgages, home equity insurance
  - Enhance and protect value of collateral that backs covered bonds

Applications (cont'd)

- **REITs**
  - Hedge existing real estate exposure
  - Diversify existing real estate exposure
    - Sector (i.e., residential vs. commercial)
    - Geography
    - View (i.e., bullish <u>or</u> bearish via long position)
  - Quarterly dividend potential
  - Levered returns, marginable

- **State and local governments**
  - Hedge projected revenues and budgets
    - real estate transfer tax receipt volatility
    - property tax assessments

The S&P/Case-Shiller Composite-10 Home Price Index

Component Markets

Estimated Housing Stock Values

($s in Billions; % of total U.S. housing stock)[1]


San Francisco $
719 (3.3%)
Las Vegas $
109 (0.5%)
Los Angeles
$ 1,243 (5.7%)
San Diego $
305 (1.4%)
Denver $
240 (1.1%)
Chicago $
741 (3.4%)
Boston $
501 (2.3%)
New York $
1,853 (8.5%)
Washington DC $
545 (2.5%)
Miami $
349 (1.6%)

[1] Percentages from 2000 US Census. Estimated market values derived by applying those percentages to the $21.8 Trillion total figure from Q2 2008 Federal Flow of Funds Balance Sheet

Weights: Summary

The S&P/CS Composite-10 Home Price Index is a value-weighted index of 10 major U.S. Metropolitan Areas.

Each weight is derived by multiplying the U.S. Census housing unit count by average home price for each Metropolitan Area


Washington, D.C. (7.8%)
Boston (7.4%)
Chicago (8.9%)
San Francisco (11.8%)
Denver (3.7%)
Las Vegas (1.5%)
San Diego (5.5%)
Los Angeles (21.2%)
New York (27.2%)
Miami (5.0%)

Historical Performance (Index Levels)


Boston
Chicago
Denver
Las Vegas
Los Angeles
Miami
New York
San Diego
San Francisco
Washington
Composite-10
S&P/CS Index Level
300
250
200
150
100
50
0
'87 '88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

Historical Performance (YoY % Return)


60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
Year-Over-Year % Change
Boston
Las Vegas
New York
Washington
Chicago
Los Angeles
San Diego
Composite-10
Denver
Miami
San Francisco
'88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

MacroShares Research and Pricing Tools

Correlation Tools and Reports

(Contact your MacroMarkets representative for access to this tool)

Correlation to S&P/Case-Shiller Composite-10

Select S&P/Case-Shiller Index

Las Vegas

YoY % Since	Inception	Last 10Y	Since 2000	Last 5Y	Last 3Y	Last 12M
Las Vegas	0.6853	0.7982	0.7956	0.8730	0.9638	0.9973

	Jan-88	Jan-98	Jan-01	Feb-03	Feb-05	Feb-07
Atlanta	NA	0.595	0.762	0.807	0.902	0.993
* **Boston**	0.713	0.671	0.721	0.867	0.850	-0.261
Charlotte	0.121	-0.253	-0.260	-0.265	0.109	0.975
* **Chicago**	0.759	0.920	0.938	0.957	0.977	0.993
Cleveland	0.311	0.808	0.902	0.928	0.978	0.985
Dallas	NA	NA	0.433	0.532	0.898	0.983
* **Denver**	0.080	0.402	0.557	0.925	0.971	0.868
Detroit	NA	0.731	0.898	0.969	0.991	0.985
* **Las Vegas**	0.648	0.762	0.796	0.857	0.937	0.998
* **Los Angeles**	0.909	0.925	0.955	0.980	0.987	0.999
* **Miami**	0.819	0.825	0.887	0.912	0.988	0.980
Minneapolis	NA	0.769	0.804	0.951	0.978	0.981
* **New York**	0.865	0.953	0.959	0.974	0.993	0.974
Phoenix	NA	0.646	0.657	0.722	0.971	0.999
Portland	-0.015	0.319	0.365	0.489	0.883	0.959
* **San Diego**	0.894	0.907	0.918	0.916	0.971	0.996
* **San Francisco**	0.838	0.786	0.863	0.943	0.972	0.985
Seattle	NA	0.288	0.322	0.464	0.887	0.986
Tampa	0.783	0.806	0.833	0.857	0.971	0.958
* **Washington, DC**	0.937	0.929	0.969	0.975	0.975	0.949
Composite-20	NA	NA	0.995	0.995	0.999	1.000
US National	0.972	0.984	0.985	0.990	0.995	0.946

* Correlation of Year-Over-Year % Changes

** "NA" = index history not available

*** US National is a quaterly index; linear interpolatic

Economic Value & Return Calculators

(Contact your MacroMarkets representative for access to this tool)


Microsoft Excel - MacroShares Fair Value Calculator v1.1
MacroShares Housing Fair Value Calculator
UMM Major Metro Housing Up
DMM Major Metro Housing Down
User Projected
Actual
Major Metro Housing
UMM
DMM
Fair Value per MacroShare
Market Price per MacroShare
UV per MacroShare
Market Price vs UV
Market Price vs Fair Value
Average Annual Total Return
$ 22.68
$ 20.00
$ 25.00
$ 27.32
$ 30.00
$ 25.00
-20.00%
-11.80%
20.00%
9.80%
1.76%
3.38%
Notes
Calculations do not reflect fund expenses.
Documentation
MACRO MARKETS

Interactive Index Charting & Performance


S&P/Case-Shiller® Composite-10 Home Price Index
1 Year
3 Year
5 Year
10 Year
350
300
250
200
150
100
50
0
S&P/CSI Low Tier Mid Tier High Tier Asset Class
Select MSAs and an Asset Class below to chart
S&P/CSI
Low Tier
Mid Tier
High Tier
Minneapolis
New York
Phoenix
Portland
San Diego
San Francisco
Seattle
Tampa
Washington, DC
Composite-10
Composite-20
Boston
Chicago
Cleveland
Denver
Las Vegas
Los Angeles
Miami
Minneapolis
New York
Phoenix
Portland
Asset Class
Bonds
Commodities
REITs
Stocks

Click Here
For Interactive Charting

Composite-10 Housing v. Asset Classes, Monthly

1 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	-17.49%	0.74%	-2.54
Bonds	-0.79	7.90%	1.08%	4.16
Commodities	-0.96	61.47%	4.10%	1.46
REITs	0.57	-10.74%	5.60%	-1.93
Stocks	0.96	-17.32%	3.96%	-0.09

3 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	-15.68%	1.01%	0.00
Bonds	-0.90	15.20%	1.00%	1.16
Commodities	-0.39	56.13%	5.20%	0.50
REITs	0.68	-10.30%	4.87%	0.27
Stocks	0.48	2.87%	2.95%	0.72

5 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	17.68%	1.24%	0.56
Bonds	-0.43	29.08%	1.08%	1.55
Commodities	-0.05	147.27%	5.24%	0.82
REITs	0.69	33.20%	4.94%	0.67
Stocks	0.47	26.68%	2.67%	0.98

10 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	102.47%	0.99%	0.96
Bonds	-0.15	75.30%	1.18%	1.35
Commodities	0.05	317.29%	5.19%	0.72
REITs	0.46	43.95%	4.41%	0.46
Stocks	0.05	8.71%	3.66%	0.18

Relative Performance Reports

S&P/Case-Shiller Home Price Indices

Composite-10

1 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	-16.88%	0.81%	-2.07
Bonds	-0.91	10.42%	0.99%	3.32
Commodities	-0.96	64.34%	3.62%	0.88
REITs	0.79	-18.57%	5.64%	-1.29
Stocks	0.96	-7.15%	3.53%	0.45

3 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	-11.80%	1.10%	0.17
Bonds	-0.81	15.64%	0.99%	1.16
Commodities	-0.19	66.12%	5.22%	0.46
REITs	0.67	9.90%	4.59%	0.40
Stocks	0.32	19.09%	2.64%	1.08

5 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	22.48%	1.23%	0.69
Bonds	-0.35	25.66%	1.17%	1.53
Commodities	0.14	146.07%	5.19%	0.83
REITs	0.64	57.45%	4.69%	0.73
Stocks	0.34	49.92%	2.52%	1.16

10 YEAR

	Correlation	Return	Volatility	Sharpe
S&P/CSI	1.00	111.59%	0.97%	1.10
Bonds	-0.12	78.83%	1.17%	1.34
Commodities	0.18	259.95%	5.22%	0.68
REITs	0.42	46.75%	4.32%	0.46
Stocks	-0.02	26.60%	3.61%	0.22

MACRO MARKETS

www.macromarkets.com

Housing Market Indicator Analysis

Correlation with S&P/Case-Shiller® United States

	1 YEAR	3 YEAR	5 YEAR	10 YEAR
Construction Spending	0.54	0.82	0.87	0.86
Supply of Homes	0.11	-0.28	-0.65	-0.64
Mortgage Applications	0.89	0.11	0.44	0.44
Housing Starts	0.91	0.96	0.92	0.90
Building Permits	0.92	0.93	0.93	0.89
New Home Sales	0.82	0.93	0.89	0.85
Median Rent	-0.12	-0.26	-0.23	-0.11
Average Personal Income	0.73	0.13	0.15	-0.02
Unemployment Rate	-0.82	-0.85	-0.75	-0.24

Asset Allocation Report

Multi-Horizon Performance


Asset Class Legend
Housing
Bonds
Stocks

Portfolio Returns:

Since 2000	20.34%	21.09%	21.83%	22.58%	23.33%	24.08%	27.81%	31.55%
5 Year Return	24.98%	25.41%	25.84%	26.27%	26.70%	27.13%	29.28%	31.43%
3 Year Return	21.77%	21.93%	22.09%	22.24%	22.40%	22.56%	23.34%	24.12%
1 Year Return	10.37%	10.29%	10.20%	10.12%	10.03%	9.95%	9.53%	9.11%

MACRO MARKETS

Click Here

To Download Report

Appendix A

Component Metro Market Profiles

Boston

Metro Area Snapshot	
Estimated Housing Stock Value	$502 Billion
% of US housing stock value	2.3%
Weight within S&P/CS Comp-10	7.4%
Correlation to S&P/CS Comp-10*	0.722
Market Peak	September, 2005
Change Since Peak*	- 10.9%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008


Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index
NH
MA

Covered counties:

- Essex, MA
- Middlesex, MA
- Norfolk, MA
- Plymouth, MA
- Suffolk, MA
- Rockingham, NH
- Strafford, NH

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

From index data published September 30, 2008

Relative Performance: Boston Metro v. Comp-10


S&P/CS Boston Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Boston Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level

From index data published September 30, 2008

S&P/Case-Shiller Composite-10 Home Price Index
Chicago Metro Component

Chicago

Metro Area Snapshot	
Estimated Housing Stock Value	$741 Billion
% of US housing stock value	3.4%
Weight within S&P/CS Comp-10	8.9%
Correlation to S&P/CS Comp-10*	0.803
Market Peak	September, 2006
Change Since Peak*	- 11.3%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008

Covered counties**:

- Cook, IL
- Du Page, IL
- Kane, IL
- Kendall, IL
- Lake, IL
- Mchenry, IL
- Will, IL


IL


Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY %Change
Index YoY %Change
Sale Pair Count
From index data published September 30, 2008

Relative Performance: Chicago Metro v. Comp-10


S&P/CS Chicago Home Price Index YoY %Change
S&P/CS Comp-10 Home Price Index YoY %Change
S&P/CS Chicago Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY %Change
Index Level
From index data published September 30, 2008

** The county composition of the S&P/Case-Shiller Chicago Home Price Index differs from the composition of the Chicago Metropolitan Division (MD) defined by The United States Office of Management and Budget (OMB). DeKalb, Grundy counties are included in the OMB-defined Chicago MD but are not covered by the S&P/CS. The net difference between the population coverage of the S&P/Case-Shiller Chicago Home Price Index and the OMB Chicago MD is approximately 1.7%

Denver

Metro Area Snapshot	
Estimated Housing Stock Value	$240 Billion
% of US housing stock value	1.1%
Weight within S&P/CS Comp-10	3.7%
Correlation to S&P/CS Comp-10*	0.182
Market Peak	August, 2006
Change Since Peak*	- 5.4%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
From index data published September 30, 2008


Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index
CO
Covered counties**:
• Adams, CO
• Arapahoe, CO
• Broomfield, CO
• Denver, CO
• Douglas, CO
• Elbert, CO
• Jefferson, CO

Relative Performance: Denver Metro v. Comp-10


S&P/CS Denver Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Denver Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
From index data published September 30, 2008

** The county composition of the S&P/Case-Shiller Denver Home Price Index differs from the composition of the Denver Metropolitan Statistical Area (MSA) defined by The United States Office of Management and Budget (OMB). Gilpin, Clear Creek, and Park counties are included in the OMB-defined Denver Metropolitan Statistical Area but are not covered by the S&P/CS. The net difference between the population coverage of the S&P/Case-Shiller Denver Home Price Index and the OMB Denver MSA is approximately 1.1%

Las Vegas

Metro Area Snapshot	
Estimated Housing Stock Value	$109 Billion
% of US housing stock value	0.5%
Weight within S&P/CS Comp-10	1.5%
Correlation to S&P/CS Comp-10*	0.708
Market Peak	August, 2006
Change Since Peak*	-34.3%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008


NV
Covered counties:
• Clark, NV
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY %Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

Relative Performance: Las Vegas Metro v. Comp-10


S&P/CS Las Vegas Home Price Index YoY %Change
S&P/CS Comp-10 Home Price Index YoY %Change
S&P/CS Las Vegas Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY %Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

Los Angeles

Metro Area Snapshot	
Estimated Housing Stock Value	$1,243 Billion
% of US housing stock value	5.7%
Weight within S&P/CS Comp-10	21.2%
Correlation to S&P/CS Comp-10*	0.921
Market Peak	September, 2006
Change Since Peak*	- 29.7%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
30,000
25,000
20,000
15,000
10,000
5,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

Relative Performance: Los Angeles Metro v. Comp-10


S&P/CS LA Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS LA Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008


CA
Covered counties:
• Los Angeles, CA
• Orange, CA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

S&P/Case-Shiller Composite-10 Home Price Index
Miami Metro Component

Miami

Metro Area Snapshot	
Estimated Housing Stock Value	$349 Billion
% of US housing stock value	1.6%
Weight within S&P/CS Comp-10	5.0%
Correlation to S&P/CS Comp-10*	0.852
Market Peak	December, 2006
Change Since Peak*	- 33.5%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008


FL
Covered counties:
• Broward, FL
• Miami-Dade, FL
• Palm Beach, FL
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

Relative Performance: Miami Metro v. Comp-10


S&P/CS Miami Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Miami Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

New York

Metro Area Snapshot	
Estimated Housing Stock Value	$1,853 Billion
% of US housing stock value	8.5%
Weight within S&P/CS Comp-10	27.2%
Correlation to S&P/CS Comp-10*	0.868
Market Peak	June, 2006
Change Since Peak*	- 10.6%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008

Covered counties**:

- Fairfield, CT
- New Haven, CT
- Bergen, NJ
- Essex, NJ
- Hudson, NJ
- Hunterdon, NJ
- Mercer, NJ
- Middlesex, NJ
- Monmouth, NJ
- Morris, NJ
- Ocean, NJ
- Passaic, NJ
- Somerset, NJ
- Sussex, NJ
- Union, NJ
- Warren, NJ
- Bronx, NY
- Dutchess, NY
- Kings, NY
- Nassau, NY
- New York, NY
- Orange, NY
- Putnam, NY
- Queens, NY
- Richmond, NY
- Rockland, NY
- Suffolk, NY
- Westchester, NY


Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS index
NY
CT
NJ

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
25,000
20,000
15,000
10,000
5,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

From index data published September 30, 2008

Relative Performance: New York Metro v. Comp-10


S&P/CS New York Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS New York Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

From index data published September 30, 2008

** The county composition of the S&P/Case-Shiller New York Home Price Index differs from the composition of the New York Metropolitan Statistical Area (MSA) defined by The United States Office of Management and Budget (OMB). The OMB includes Orange (NY) and Pike (PA) counties in the New York MSA, and does not include Warren (NJ), New Haven (CT), and Fairfield (CT) counties. The net difference between the population coverage of the S&P/Case-Shiller New York Home Price Index and the OMB New York MSA is approximately 0.2%

San Diego

Metro Area Snapshot	
Estimated Housing Stock Value	$305 Billion
% of US housing stock value	1.4%
Weight within S&P/CS Comp-10	5.5%
Correlation to S&P/CS Comp-10*	0.910
Market Peak	November, 2005
Change Since Peak*	- 31.2%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008


Covered counties:
• San Diego, CA
CA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
Index YoY % Change
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Sale Pair Count
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

Relative Performance: San Diego Metro v. Comp-10


S&P/CS San Diego Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS San Diego Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
YoY % Change
320
280
240
200
160
120
80
40
0
Index Level
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

San Francisco

Metro Area Snapshot	
Estimated Housing Stock Value	$719 Billion
% of US housing stock value	3.3%
Weight within S&P/CS Comp-10	11.8%
Correlation to S&P/CS Comp-10*	0.864
Market Peak	May, 2006
Change Since Peak*	- 28.2%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008


Covered counties:
• Alameda, CA
• Contra Costa, CA
• Marin, CA
• San Francisco, CA
• San Mateo, CA
CA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
12,000
10,000
8,000
6,000
4,000
2,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

Relative Performance: San Francisco Metro v. Comp-10


S&P/CS San Fran Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS San Fran Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

MACRO MARKETS

Washington, DC

Metro Area Snapshot	
Estimated Housing Stock Value	$545 Billion
% of US housing stock value	2.5%
Weight within S&P/CS Comp-10	7.8%
Correlation to S&P/CS Comp-10*	0.942
Market Peak	May, 2006
Change Since Peak*	- 22.1%

* Correlation since inception. Change Since Peak derived from index data published September 30, 2008


Covered counties**:
• District of Columbia
• Calvert, MD
• Charles, MD
• Frederick, MD
• Montgomery, MD
• Prince Georges, MD
• Alexandria City, VA
• Arlington, VA
• Clark, VA
• Fairfax, VA
• Fauquier, VA
• Fredericksburg City, VA
• King George, VA
• Loudoun, VA
• Spotsylvania, VA
• Prince William, VA
• Stafford, VA
MD
VA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

Historical Index Performance, Sale Pair Counts


Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

Relative Performance: Washington, DC Metro v. Comp-10


S&P/CS Wash DC Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Wash DC Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
From index data published September 30, 2008

** The county composition of the S&P/Case-Shiller Wash DC Home Price Index differs from the composition of the Wash DC Metropolitan Statistical Area (MSA) defined by The United States Office of Management and Budget (OMB). Fairfax City, Falls Church City, Manassas City, Manassas Park City, and Warren counties are included in the OMB-defined Wash DC Metropolitan Statistical Area but are not covered by the S&P/CS. The net difference between the population coverage of the S&P/Case-Shiller Wash DC Home Price Index and the OMB Wash DC MSA is approximately 2.3%

Appendix B

Housing Market Data

Historical Index Data

Click Here
For Historical Data Download

	A	B	C	D	E	F	G	H	I	J	K	L
1	Date	MA-Boston	IL-Chicago	CO-Denver	NV-Las Vegas	CA-Los Angeles	FL-Miami	NY-New York	CA-San Diego	CA-San Francisco	DC-Washington	Composite-10
2		BOXR	CHXR	DNXR	LVXR	LXXR	MIXR	NYXR	SDXR	SFXR	WDXR	CSXR
3	January 1987	70.04	53.55	50.20	66.36	59.33	68.50	74.42	54.67	46.61	64.11	62.82
4	February 1987	70.08	54.64	49.96	67.03	59.65	68.76	75.43	54.89	46.87	64.77	63.39
5	March 1987	70.00	54.80	50.15	67.34	59.99	69.23	76.25	55.16	47.32	65.71	63.87
6	April 1987	70.70	54.88	50.55	67.88	60.81	69.20	77.34	55.85	47.69	66.40	64.57
7	May 1987	71.51	55.43	50.63	67.90	61.67	69.46	79.16	56.35	48.31	67.27	65.56
8	June 1987	72.32	56.39	50.50	66.48	62.71	69.31	80.84	56.86	48.83	68.70	66.59
9	July 1987	73.09	57.54	50.28	65.43	63.66	69.70	82.22	57.26	49.49	69.79	67.54
10	August 1987	73.79	58.37	50.38	65.14	64.56	70.16	83.01	57.69	49.94	70.62	68.25
11	September 1987	74.39	58.85	50.18	65.85	65.38	70.95	83.44	58.14	50.69	71.79	68.87
12	October 1987	74.63	59.32	50.38	66.21	66.20	71.28	83.88	58.53	51.33	72.57	69.42
13	November 1987	74.83	59.34	49.89	67.05	66.94	71.50	84.02	59.02	51.80	73.18	69.76
14	December 1987	74.74	60.30	49.86	66.66	67.91	71.41	84.41	59.40	52.03	73.42	70.22
15	January 1988	74.40	61.20	49.35	66.64	68.66	71.66	84.12	59.86	52.24	74.07	70.45
16	February 1988	74.02	62.78	49.27	65.89	69.36	71.68	83.92	60.12	52.64	74.88	70.77
17	March 1988	73.40	64.45	48.85	66.26	70.14	72.19	83.48	60.87	53.19	76.04	71.12
18	April 1988	73.78	65.22	48.58	67.11	70.83	72.47	83.71	61.19	54.19	77.02	71.65
19	May 1988	74.46	65.53	48.22	67.51	72.03	72.76	84.23	61.68	56.09	78.19	72.48
20	June 1988	75.07	66.85	48.27	67.18	74.35	73.55	84.59	61.54	58.22	79.56	73.63
21	July 1988	75.53	67.07	48.33	67.36	77.22	74.13	85.02	64.81	58.70	81.25	74.81
22	August 1988	75.47	68.66	48.52	68.11	79.27	75.02	85.33	65.64	59.00	82.35	75.70
23	September 1988	75.38	68.71	48.37	69.06	81.23	75.63	85.54	66.45	59.50	83.59	76.40
24	October 1988	75.25	69.37	48.27	69.19	82.94	75.86	85.14	67.47	60.37	83.94	76.90
25	November 1988	75.01	68.27	47.86	68.64	84.69	76.09	84.82	68.62	61.31	84.68	77.28
26	December 1988	74.79	67.70	47.36	67.98	85.97	76.19	84.33	69.84	62.20	85.74	77.58
27	January 1989	74.23	67.46	47.23	68.73	87.30	76.59	84.32	70.96	62.66	86.50	77.99
28	February 1989	74.59	68.32	47.21	69.11	88.28	76.82	83.77	72.27	63.32	87.34	78.36
29	March 1989	74.48	69.93	47.33	69.97	90.34	77.00	83.27	73.92	64.64	88.14	79.12
30	April 1989	74.63	70.68	47.33	69.61	92.11	77.32	82.94	75.45	66.27	88.99	79.83
31	May 1989	74.73	70.48	47.49	69.64	93.98	77.19	82.97	76.83	67.77	89.62	80.52
32	June 1989	74.63	70.91	47.73	71.19	95.55	77.68	82.95	78.31	69.26	90.48	81.24
33	July 1989	74.68	70.89	47.64	71.56	96.71	78.05	82.67	79.36	70.27	91.26	81.66
34	August 1989	74.07	71.31	47.78	72.65	97.51	78.56	82.63	80.56	71.36	91.84	82.08
35	September 1989	73.71	70.88	47.80	73.41	97.99	78.58	82.38	81.58	72.31	92.35	82.25
36	October 1989	73.38	70.36	48.12	74.27	98.55	78.62	82.36	82.44	72.95	92.45	82.44
37	November 1989	73.31	69.57	48.18	74.74	99.29	78.51	81.85	83.00	73.25	92.45	82.43
38	December 1989	73.02	68.91	48.06	74.99	99.88	78.74	81.32	83.55	73.02	92.64	82.35
39	January 1990	72.76	68.50	47.98	75.46	100.23	79.20	80.89	83.77	72.87	92.99	82.29
40	February 1990	72.28	68.06	48.08	75.14	100.15	79.48	80.53	84.08	72.95	93.18	82.15
41	March 1990	71.19	68.68	48.29	76.08	100.02	79.30	79.99	84.43	73.50	93.02	82.02
42	April 1990	70.91	69.43	48.40	76.77	99.99	79.24	79.34	85.09	74.57	93.22	82.05
43	May 1990	70.42	69.97	48.40	77.59	99.79	79.33	79.05	85.53	75.12	93.01	82.01
44	June 1990	70.14	70.62	48.75	78.34	100.24	79.78	78.96	86.01	75.15	92.95	82.19
45	July 1990	69.84	71.23	48.84	79.53	100.05	80.03	78.78	86.02	74.81	92.81	82.10
46	August 1990	69.56	71.48	48.99	80.95	99.99	80.11	78.21	85.86	74.45	92.35	81.86
47	September 1990	69.30	71.61	48.98	81.64	99.26	79.94	77.41	85.76	74.24	91.81	81.39
48	October 1990	68.72	70.99	48.86	82.41	98.66	79.67	76.80	85.32	73.44	91.48	80.84
49	November 1990	67.36	70.73	48.78	81.85	97.36	79.75	76.14	84.98	72.58	91.08	80.09
50	December 1990	66.13	70.08	48.53	81.78	96.54	79.41	75.60	83.93	71.47	90.74	79.38

A variety of public data shapes home price expectations

Though the S&P/CSIs are updated monthly, there are **numerous, frequent economic and housing market indicators** that influence expectations for future home prices

- Building Permits
- Housing Starts
- Home Sales – New, Existing, Pending
- Excess Inventory
- Mortgage Applications
- Homebuilder earnings
- Homebuilder Indices (e.g., NAHB)
- Mortgage Defaults / Foreclosures
- Fed Policy
- Construction Spending
- Government housing policies, subsidies
- Fiscal and tax policies

Mon	Tue	Wed	Thu	Fri
October 2008		1	2	3
		-MBA Mtg Apps -Construction Spdg	-Initial Jobless Claims -Continuing Claims	-Unemployment Rate
6	7	8	9	10
	-FOMC Mtg Minutes	-MBA Mtg Apps -Pending Home Sales	-Initial Jobless Claims -Continuing Claims	
13	14	15	16	17
-Columbus Day	-Monthly Budget Stmt	-MBA Mtg Apps -Advance Retail Sales	-Consumer Price Index -NAHB Housing Index -Initial Jobless Claims -Continuing Claims	-Housing Starts -Building Permits -NVR Inc. (NVR) Earn. -Consumer Sentiment
20	21	22	23	24
-Leading Indicators		-MBA Mtg Apps	-OFHEO Home Price Ind -Centex (CTX) Earnings -Initial Jobless Claims -Continuing Claims	-Existing Home Sales -Pulte (PHM) Earn. -M.D.C. (MDC) Earn. -Ryland (RYL) Earn. -Std Pacific (SPF) Earn. -Meritage (MTH) Earn.
27	28	29	30	31
-New Home Sales	-S&P/Case-Shiller Home Price Index -Consumer Confidence	-MBA Mtg Apps	-GDP -Personal Consumption -Initial Jobless Claims -Continuing Claims	-Personal Income -U. of MI Sentiment

Macroeconomic indicators with a relationship to home prices:

- Interest rates, GDP, Personal Income, Consumer Confidence, CPI, Unemployment, etc.

A variety of public data shapes home price expectations

(cont'd)

	Frequency	Unit/ Measure	As Of	Current Price	CHANGE 1 mo	3 mo	1 yr	PAST YEAR High	Low	Avg	Std Dev	Source
Macroeconomic Indicators												
Consumer confidence	Monthly	Index Level	As of Aug 31, 2008	63.00	2.94%	5.35%	-24.46%	83.40	56.40	70.85	0.0550	U of Michigan Survey Research
Core CPI (YoY)	Monthly	Percent	As of Aug 31, 2008	216.48	0.20%	0.60%	2.54%	216.48	211.11	213.85	0.0015	Bureau of Labor Statistics
CPI (YoY)	Monthly	Percent	As of Aug 31, 2008	219.09	-0.40%	1.13%	5.37%	219.96	207.92	213.17	0.0040	Bureau of Labor Statistics
CPI Owners Equivalent Rent - NSA	Monthly	Index Level	As of Aug 31, 2008	252.96	0.18%	0.55%	2.49%	252.96	246.82	250.23	0.0007	Bureau of Labor Statistics
Income/Wage Growth	Monthly	Percent	As of Aug 31, 2008	10717.90	-0.86%	-3.46%	4.79%	11102.10	10227.50	10528.58	0.0183	FactSet
Retail Sales including Food Services	Monthly	Percent	As of Aug 31, 2008	390.39	-0.28%	-3.70%	-0.44%	429.95	346.95	381.26	0.0853	FactSet
Unemployment	Monthly	Persons in 000s	As of Aug 31, 2008	9479.00	0.49%	17.37%	33.73%	9479.00	6773.00	7885.38	0.0650	Bureau of Labor Statistics
Stocks												
DJIA	Daily	Index Level	As of September 26, 2008	11143.13	-2.36%	-2.71%	-19.81%	14164.53	10609.66	12455.01	0.0137	FactSet or Bloomberg
S&P 500	Daily	Index Level	As of September 26, 2008	1213.01	-4.60%	-5.47%	-20.55%	1565.15	1156.39	1370.18	0.0145	FactSet or Bloomberg
Russell 1000	Daily	Index Level	As of September 26, 2008	659.69	-5.14%	-6.47%	-20.58%	852.32	630.87	747.84	0.0144	FactSet or Bloomberg
U.S. Treasury Rates												
2-Year	Daily	Percent	As of September 29, 2008	1.71	-25.50%	-35.68%	-57.40%	4.22	1.34	2.58	0.0513	FactSet or Bloomberg
5-Year	Daily	Percent	As of September 29, 2008	2.72	-10.27%	-19.37%	-35.82%	4.41	2.21	3.20	0.0346	FactSet or Bloomberg
10-Year	Daily	Percent	As of September 29, 2008	3.63	-3.90%	-9.05%	-20.37%	4.69	3.31	3.91	0.0204	FactSet or Bloomberg
30-Year	Daily	Percent	As of September 29, 2008	4.16	-5.15%	-8.37%	-13.26%	4.92	4.09	4.51	0.0141	FactSet or Bloomberg
Mortgage Rates												
30-Year Conventional/Conforming - Fixed Rate	Daily	Percent	As of September 25, 2008	6.09	-5.87%	-5.14%	-3.94%	6.83	5.48	6.14	0.0109	Bloomberg
30-Year Jumbo - Fixed Rate	Daily	Percent	As of October 2, 2008	7.99	1.65%	1.91%	14.31%	8.17	6.32	7.32	0.0121	Bloomberg
Home Prices												
S&P/Case-Shiller U.S. National	Quarterly	Index Level	As of June 30, 2008	155.32	N/A	-2.42%	-15.39%	183.57	155.32	169.79	0.0256	Standard & Poor's
S&P/Case-Shiller Composite-20	Monthly	Index Level	As of September 30, 2008	166.23	-0.88%	-2.21%	-16.35%	198.71	166.23	181.54	0.0074	Standard & Poor's
S&P/Case-Shiller Composite-10	Monthly	Index Level	As of September 30, 2008	178.46	-1.09%	-2.68%	-17.49%	216.30	178.46	196.61	0.0074	Standard & Poor's
S&P/Case-Shiller Boston	Monthly	Index Level	As of September 30, 2008	162.58	0.17%	2.45%	-5.35%	171.77	158.53	164.62	0.0095	Standard & Poor's
S&P/Case-Shiller Chicago	Monthly	Index Level	As of September 30, 2008	149.60	-0.35%	-0.55%	-9.95%	166.13	149.60	157.02	0.0081	Standard & Poor's
S&P/Case-Shiller Denver	Monthly	Index Level	As of September 30, 2008	132.67	0.77%	3.25%	-4.72%	139.72	127.40	132.63	0.0126	Standard & Poor's
S&P/Case-Shiller Los Angeles	Monthly	Index Level	As of September 30, 2008	192.55	-1.63%	-4.92%	-26.18%	260.84	192.55	225.57	0.0110	Standard & Poor's
S&P/Case-Shiller Las Vegas	Monthly	Index Level	As of September 30, 2008	154.15	-2.75%	-7.08%	-29.90%	219.91	154.15	186.85	0.0127	Standard & Poor's
S&P/Case-Shiller Miami	Monthly	Index Level	As of September 30, 2008	186.84	-1.60%	-6.78%	-28.25%	260.39	186.84	223.28	0.0092	Standard & Poor's
S&P/Case-Shiller New York	Monthly	Index Level	As of September 30, 2008	192.92	-0.76%	-0.93%	-7.41%	208.36	192.92	200.42	0.0036	Standard & Poor's
S&P/Case-Shiller San Francisco	Monthly	Index Level	As of September 30, 2008	156.88	-1.85%	-4.71%	-24.81%	208.64	156.88	183.14	0.0132	Standard & Poor's
S&P/Case-Shiller San Diego	Monthly	Index Level	As of September 30, 2008	172.20	-1.81%	-4.63%	-25.02%	229.66	172.20	199.05	0.0083	Standard & Poor's
S&P/Case-Shiller Washington D.C.	Monthly	Index Level	As of September 30, 2008	195.49	-1.07%	-2.88%	-15.80%	232.17	195.49	213.80	0.0076	Standard & Poor's
NAR Median	Quarterly	NA	As of June 30, 2008	206.50	N/A	5.20%	-7.61%	223.50	196.30	210.46	0.0517	National Association of Realtors
Housing Affordability	Quarterly	Index Level	As of March 31, 2008	125.20	N/A	-5.46%	14.62%	132.43	108.57	119.25	0.0806	National Association of Realtors
Housing Affordability (First Time)	Quarterly	Index Level	As of March 31, 2008	82.70	N/A	-5.59%	14.38%	87.60	71.70	78.86	0.0822	National Association of Realtors
OFHEO	Quarterly	Index Level	As of March 31, 2008	380.82	N/A	-1.27%	-1.71%	387.45	380.82	385.53	0.0076	OFHEO
OFHEO Purchase Only	Monthly	Index Level	As of March 31, 2008	214.17	-0.75%	-0.75%	-5.31%	226.18	214.17	219.14	0.0050	OFHEO

A variety of public data shapes home price expectations (cont'd)

	Frequency	Unit/ Measure	As Of	Current Price	CHANGE 1 mo	CHANGE 3 mo	CHANGE 1 yr	PAST YEAR High	PAST YEAR Low	PAST YEAR Avg	PAST YEAR Std Dev	Source
Home Sales												
Building Permits	Monthly	# 000s	As of Aug 31, 2008	55.0	-6.30%	-12.28%	-38.75%	89.8	45.2	61.58	0.1296	U.S. Department of Commerce
Existing (All)	Monthly	# 000s	As of Aug 31, 2008	489.0	-2.98%	1.24%	-14.96%	575.0	278.0	425.62	0.1484	National Association of Realtors
Existing (Single Family)	Monthly	# 000s	As of Aug 31, 2008	431.0	-1.15%	1.41%	-13.97%	501.0	250.0	374.38	0.1450	National Association of Realtors
Existing (Months Supply)	Monthly	# Months	As of Aug 31, 2008	10.0	-3.85%	-4.76%	7.53%	11.0	9.2	10.01	0.0611	National Association of Realtors
Pending Sales - NSA	Monthly	Index Level	As of Aug 31, 2007	94.80	-10.99%	-8.14%	-6.51%	106.50	54.80	87.88	0.1668	NAHB
New Home Sales	Monthly	# 000s	As of Aug 31, 2008	39	-11.36%	-20.41%	-35.00%	60	39	48.15	0.0857	U.S. Census Bureau
Housing Starts - 1 unit (SA)	Monthly	# 000s	As of Aug 31, 2008	630	-1.87%	-7.62%	-34.92%	968	630	759	0.0200	U.S. Department of Commerce
Mortgage Applications - Purchase	Weekly	Index Level	As of Aug 31, 2008	340.36	-4.10%	-16.20%	-26.82%	465.08	283.85	379.73	0.1144	Mortgage Bankers Association
Mortgage Applications - Refi	Weekly	Index Level	As of Aug 31, 2008	1065.72	-15.51%	-48.10%	-41.55%	3713.15	1065.72	2180.26	0.3087	Mortgage Bankers Association
Private Housing Authorized	Monthly	# 000s	As of Aug 31, 2008	73.90	-11.50%	-18.16%	-41.35%	126.00	73.40	89.97	0.1336	U.S. Department of Commerce
Mortgage Delinquencies												
Total	Quarterly	Percent	As of June 30, 2008	0.1	N/A	0.94%	25.20%	N/A	N/A	N/A	N/A	Standard & Poor's
Prime Total	Quarterly	Percent	As of June 30, 2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime Fixed	Quarterly	Percent	As of June 30, 2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime ARM	Quarterly	Percent		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime Total	Quarterly	Percent	As of March 31, 2008	N/A	N/A	18.79%	84.40%	N/A	N/A	N/A	0.0211	Mortgage Bankers Association
Subprime Fixed	Quarterly	Percent		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime ARM	Quarterly	Percent		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Foreclosures												
Total (Realty Trac)	Monthly	Units	As of Aug 31, 2008	303879.0	11.65%	16.32%	26.69%	N/A	N/A	N/A	N/A	Realty Trac
Total (MBA) - SA	Quarterly	Percent	As of June 30, 2008	0.0	N/A	0.93%	83.05%	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime Fixed	Quarterly	Percent	As of June 30, 2008	0.0	N/A	17.24%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime ARM	Quarterly	Percent	As of June 30, 2008	0.0	N/A	16.67%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime Fixed	Quarterly	Percent	As of June 30, 2008	0.02	N/A	15.00%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime ARM	Quarterly	Percent	As of June 30, 2008	0	N/A	4.91%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Other												
Builder Confidence	Monthly	Index Level	As of September 30, 2008	17	6.25%	0.00%	-15.00%	20	15	18.00	0.0671	NAHB/Wells Fargo
Builder Index (PHLX)	Daily	Index Level	As of October 1, 2008	130.59	1.12%	20.06%	-20.00%	171.63	98.42	135.30	0.0308	FactSet
Builder Stocks												
DR Horton - DHI	Daily	$ Price/Sh	As of September 26, 2008	13.81	26.12%	17.03%	-7.24%	17.31	9.57	13.28	0.0485	Bloomberg
Hovnanian - HOV	Daily	$ Price/Sh	As of September 26, 2008	8.59	34.22%	44.61%	-22.54%	12.86	4.64	8.61	0.0695	Bloomberg
Lennar - LEN	Daily	$ Price/Sh	As of September 26, 2008	15.28	38.41%	14.54%	-32.54%	25.82	10.24	16.89	0.0562	Bloomberg
Pulte - PHM	Daily	$ Price/Sh	As of September 26, 2008	16.22	27.22%	56.41%	19.18%	17.23	8.66	12.83	0.0529	Bloomberg
Toll Brothers - TOL	Daily	$ Price/Sh	As of September 26, 2008	26.24	17.51%	37.31%	31.27%	26.84	16.04	21.46	0.0376	Bloomberg
Weyerhaeuser - WY	Daily	$ Price/Sh	As of September 26, 2008	62.32	19.30%	24.17%	-13.80%	77.68	47.27	62.94	0.0245	Bloomberg
Home Improvement Stocks												
Home Depot - HD	Daily	$ Price/Sh	As of September 26, 2008	26.46	-2.07%	7.30%	-18.43%	34.22	21.46	27.64	0.0246	Bloomberg
Lowes - LOW	Daily	$ Price/Sh	As of September 26, 2008	24.46	-0.41%	15.38%	-12.71%	29.29	18.28	23.82	0.0274	Bloomberg
GSE Stock												
Fannie Mae - FNM	Daily	$ Price/Sh	As of September 26, 2008	1.83	-67.44%	-91.30%	-96.99%	67.39	0.43	28.48	0.1148	Bloomberg
Freddie Mac - FRE	Daily	$ Price/Sh	As of September 26, 2008	2.00	-49.62%	-89.21%	-96.61%	63.43	0.26	25.59	0.1217	Bloomberg
Housing Inventory, Single Family	Monthly	# 000s	As of Aug 31, 2008	3600.00	-5.26%	-5.26%	-3.49%	3900.00	3390.00	3673.08	0.0543	FactSet
NAREIT Composite Total Return Index	Daily	Index Level	As of September 30, 2008	3333.52	-1.59%	4.24%	-13.43%	4085.60	2969.57	3432.91	0.0263	Bloomberg

U.S. Home Price Indicators: A sample


Home Prices
Building Permits
Housing Starts
Existing Home Sales
New Home Sales
Inventory (existing)
300
250
200
150
100
50
0
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

Home Prices = S&P/Case-Shiller Composite-10

Building Permits (1-unit), **Housing Starts** (1-unit), **New Home Sales** = US Department of Commerce

Existing Home Sales, **Inventory** (1-unit) = National Association of Realtors

Appendix C

Home Price Research / Whitepapers

"Derivatives Markets for Home Prices" Robert J. Shiller, for *Lincoln Institute of Land Policy conference* "Housing and the Built Environment: Access, Finance, Policy," Cambridge MA, December, 2007

This paper discusses real estate risks, the importance of managing these risks, and the development of a derivatives market to do so.

Read full article

"Evolution of an Economic Crisis?: The Subprime Lending Disaster and the Threat to the Broader Economy" Robert Shiller, Stanley B. Resor Professor of Economics and Professor of Finance, Yale University, Co-founder and Chief Economist, MacroMarkets LLC, Research Associate, National Bureau of Economic Research, September 2007

This paper was submitted in a testimony to the Congress of the United States, Joint Economic Committee.

Read full article

"Understanding Recent Trends in House Prices and Home Ownership" Robert Shiller, Professor of Economics and Professor of finance, Yale University, and Chief Economist, MacroMarkets LLC, August 2007

This paper, first presented at the Federal Reserve Bank of Kansas City's annual symposium at Jackson Hole, Wyoming on August 30th, 2007, looks at a broad array of evidence concerning the recent boom in home prices, and considers what this means for future home prices and the economy.

Read full article

"Radical Financial Innovation" Robert Shiller, for *Entrepreneurship, Innovation and the Growth Mechanism of the Free Market Economies*, in honor of William Baumol, Princeton University Press, 2006.

This paper discusses the new environment of risk management including the shortcomings of the current discipline, potential developments and what is to come in the future.

Read full article

"Systemic Risks in Residential Property Valuations Perception and Reality" Terry Loebs, Collateral Assessment & Technologies Committee (CATC), June 2005

In this whitepaper, biases in traditional and automated residential valuation processes are examined in the context of declining real estate markets.

Read full article

"Home-Buyers, Housing, and the Macroeconomy" Robert Shiller with Karl E. Case and John M. Quigley, in Anthony Richards and Tim Robinson, editors, *Asset Prices and Monetary Policy*, Reserve Bank of Australia, 2004, pp. 149-88.

A 2002 survey of US home-buyers suggests expectations of long term home values are based on short term experience which influences consumer spending.

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"Is There a Real Estate Bubble?" Robert Shiller with Karl E. Case, *Brookings Papers on Economic* Activity, 2004-I.

This paper searches for signs of a bubble in U.S. housing prices. A survey is examined that shows recent home buyers in some key areas have unrealistic expectations of price increases in the future and low perception of risk in their new home investment.

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"Macro Markets: Managing Risks to National Economies" Robert Shiller, in *Public Finance in a Globalizing World: Innovations in Theory and Practice*, New York: United Nations Development Program, 2004

This paper suggests ideas for how we can implement better risk management strategies such as national government risk-sharing economic treaties.

"Is There a Bubble in the Housing Market?" Robert Shiller and Karl E. Case, Brookings Papers on Economic Activity 02:2003 [65pp]

THE POPULAR PRESS is full of speculation that the United States, as well as other countries, is in a "housing bubble" that is about to burst. How do we know if the housing market is in a bubble?

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"Comparing Wealth Effects: The Stock Market versus the Housing Market" Robert Shiller, Karl E. Case, John M. Quigley [25pp], October 2001

In this paper, we examine the link between increases in housing wealth, financial wealth, and consumer spending.

Read full article

"High Time to Share" Terry Loebs, Mortgage Banking, January 2001
In this article, the merits of shared appreciation mortgage products are evaluated, and the relative returns, volatility and correlations of the housing asset class are examined.
Read full article

"Moral Hazard and Home Equity Conversion" Robert Shiller and Allan Weiss, Real Estate Economics, Vol. 28, No. 1, 2000.[see CFDP 1177, CFP 1015]
In this paper, we discuss the potential problem of moral hazard and how it could create serious future losses for investors.
Read full article

"Evaluating Real Estate Valuation Systems" Robert Shiller and Allan N. Weiss, Journal of Real Estate Finance and Economics (1999) 18(2): 147-61. [CFP 983]
In this paper, a framework for comparing meal estate valuation systems (including automated valuation models (AVMs) and current appraisal methods) is proposed.
Read full article

"Home Equity Insurance" Robert Shiller and Allan Weiss, Journal of Real Estate Finance and Economics, 19:1, 21-47, 1999. [see CFDP 1074, CFP 1007]
Home equity insurance policies, policies insuring homeowners against declines in the price of their homes, could bear some resemblance both to ordinary insurance and to financial hedging vehicles.
Read full article

"Macro Markets and Financial Security" Robert Shiller with S. Athanasoulis and E. van Wincoop, *Economic Policy Review*, 5: 1. 21-39, April 1999.

This paper describes a new set of securities called macro markets that trade long-term claims on the income of large geographical regions and countries. These securities could help investors reduce their exposure to national income growth uncertainty.

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"Expanding the Scope of Individual Risk Management: Moral Hazard and Other Behavioral Considerations" Robert Shiller, *Economic Notes*, 26:2, 361-78, 1997.

Problems are discussed and improved methods are proposed of individual risk management through contracts and derivatives.

Read full article

"Why Do People Dislike Inflation?" Robert Shiller, in *Reducing Inflation: Motivation and Strategy*, ed. C. Romer and D. Romer, National Bureau of Economic Research and University of Chicago Press, 1997.

An analysis of survey data regarding the perceptions of inflation between economists and non-economists in the US, Germany and Brazil.

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"Mortgage Default Risk and Real Estate Prices: The Use of Index-Based Futures and Options in Real Estate" Robert Shiller and Karl E. Case, Journal of Housing Research (1996), 7(2): 243-258. [see CFDP 1098]
This paper argues that periods of high default rates on home mortgages strongly tend to follow real estate price declines or interruptions in real estate price increase.
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"Hedging Inflation and Income Risks" Robert Shiller, *Manchester School*, 63: 1-21 (supplement "Papers in Money, Macroeconomics and Finance) 1995.
Estimates are made, from time series data on real gross domestic products, of the standard deviations of returns in markets on countries' incomes. Such markets, by allowing hedging o these aggregate income risks, might make for dramatically more effective international macroeconomic risk sharing than is possible today.
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"Sizing-Up Prepayment Rates" Terry Loebs, Mortgage Banking, February 1993
In this article, the implications of common assumptions regarding consensus prepayment rates are examined in the context of mortgage-backed securities and mortgage servicing rights pricing.
Read full article

"A Decade of Boom and Bust in Single Family Home Prices: Boston and Los Angeles, 1983-1993" Robert Shiller and Karl E. Case, Revue D'Economie Financiere (December 1993), pp. 389-407. Reprinted in New England Economic Review (March/April 1994), pp. 40-51.
While prices do not boom as they did in Boston and Los Angeles unless market fundamentals are positive, evidence is mounting that at least part of the increase in both metro areas can be attributed to speculative behavior on the part of buyers and sellers.
Read full article

"Index-Based Futures and Options Trading in Real Estate" Robert Shiller, Karl E. Case and Allan N. Weiss, Journal of Portfolio Management (Winter 1993). [CFDP 1006]
In this paper, we propose that cash-settled futures and options markets be opened on real estate to better allow diversification and hedging, and show that these markets solve problems that have hampered other real estate hedging media in the past.
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"Measuring Asset Value for Cash Settlement in Derivative Markets: Hedonic Repeated Measures Indices and Perpetual Futures" Robert Shiller, Journal of Finance, 68:911-31, July 1993.
Proposals for the establishment of derivative market instruments including index number construction and perpetual claims on cash flows matching indices of dividends or rents.
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"Forecasting Prices and Excess Returns in the Housing Market" Robert Shiller and Karl E. Case, AREUEA Journal (1990), 18(3): 253-273.
Price changes in one year tend to continue for more than one year in the same direction. The results add weight to the argument that the market for single family homes is inefficient.
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"The Efficiency of the Market for Single Family Homes" Robert Shiller and Karl E. Case, American Economic Review (March 1989), 79(1): 125-37. (Reprinted in John M. Quigley (ed.), The Economics of Housing, Cheltenham, UK: Edward Elgar, 1997.)
The market for Single Family Homes does not appear to be efficient.
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"Speculative Booms and Crashes" Robert Shiller, Henry B. Thornton Lecture, City University London 1989, in *Monetary Economics in the 1990s*, ed. F. Capie and G.E. Wood, 58-74, Macmillan, 1996.

This paper discuses the rational expectations revolution in economic modeling. The key concept being to collapse the two current models into one that assumes people know of or behave as they know the true model that describes the economy. This change allows economists to construct better models.

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"The Behavior of Home Buyers in Boom and Post-Boom Markets" Robert Shiller and Karl E. Case, New England Economic Review (November/December, 1988), pp. 29-46. Reprinted in Russian in Constants (Ukraine) (1993), 1(2): 1-20.
Home prices move in dramatically different ways at the same time in different parts of the country.
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"Prices of Single-Family Homes Since 1970: New Indexes for Four Cities" Robert Shiller and Karl E. Case, New England Economic Review (September/October 1987), pp. 46-56. [CFDP 851]
Here we explain the construction of what we call a weighted repeat sales index (WRS), discuss the results and compare them with the National Association of Realtors data on the median price of existing single family homes for the period 1981 - 1986.
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